UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2019
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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)
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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building D, Xerox Technology Park
Dundalk, Co. Louth
Ireland
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: +353 42 938 8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12.b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events

On February 12, 2019, the Board of Directors of Cimpress N.V. approved a proposal to migrate the tax residence of Cimpress N.V. from the Netherlands to Ireland, effective as of that date. Cimpress remains incorporated in the Netherlands, and its Dutch operating subsidiaries are maintaining their existing offices in the Netherlands. The rights of Cimpress' shareholders under Dutch corporate law are not affected by this migration.

Cimpress believes that the Irish regime represents a more flexible and favorable environment for multinational groups with a profile like Cimpress and that Irish tax residency aligns better with Cimpress' current international footprint and profile. As a result of the migration described above, Cimpress N.V. should be considered a tax resident of Ireland as of February 12, 2019, for both Irish and Dutch tax purposes as well as under the current Ireland-Netherlands tax treaty.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 14, 2019        Cimpress N.V.

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer